EXHIBIT 10.1-1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

POSITRON CORPORATION
COMMON STOCK PURCHASE WARRANT
TO PURCHASE 750,000 SHARES OF COMMON STOCK
OF POSITRON CORPORATION

This Warrant Expires May 21, 2009

Warrant No. 05-007	750,000 Shares

THIS CERTIFIES that, subject to the terms and conditions herein set forth in this Warrant, IMAGIN Diagnostic Centres, Inc., an Ontario, Canada corporation, ("IMAGIN" or the "Holder") is entitled to purchase from Positron Corporation, a Texas corporation ("Company"), at any time or from time to time during the Exercise Period (defined in Section 13 below) and subject to the provisions regarding Exercise of Warrant (as set forth in Section 6 below) the number of fully paid and non-assessable shares of common stock of the Company (the "Shares") as provided herein upon surrender of this Warrant at the principal office of the Company, and, at the election of the Holder, upon payment of the purchase price at said office in cash or by cashier's check or by the wire transfer of funds in a dollar amount equal to the purchase price of the Shares for which the consideration is being given.

This Warrant shall be exercisable for that number of Shares as set forth above.

1.  Purchase Price. Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) (the "Warrant Price") shall be five cents ($0.02).

2.  Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

a.  Adjustment for Dividends in Stock. If at any time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend (other than as provided for in Section 2(b) below), then and in each such case, upon the exercise of this Warrant, the Holder shall be entitled to receive, in addition to the number of shares of Common Stock receivable, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which the Holder would receive on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period and given effect to all adjustments called for during such period by this Section 2.

b.  Adjustment for Changes in Common Stock. In the event of changes in the outstanding Common Stock of the Company by reason of stock splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the Holder on exercise for the same aggregate Warrant Price the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised immediately prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. Notwithstanding, no adjustment shall be made to the number and class of shares available under the Warrant or the Warrant Price as a result of any of the transactions effected pursuant to that certain Note Purchase Agreement, Loan Agreement or Equipment Purchase Agreement between the Company and IMAGIN, each dated as of May 21, 2004 or pursuant to that certain Note Purchase Agreement between the Company and Solaris Opportunity Fund, L.P. dated February 28, 2005.

The foregoing provisions of subparagraph (b) notwithstanding, if at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, or (iii) a sale or transfer of all or substantially all the Company's properties and assets to any other person and further, if as part of such reorganization, merger, sale or transfer the Holder is entitled to exercise the Warrant or any portion thereof and, upon payment of the Warrant Price in effect at the time, is entitled to receive that number of shares of the successor corporation resulting from such reorganization, merger, sale or transfer deliverable upon exercise of the Warrant and thereupon exchangeable into shares of the successor corporation, but further, such Holder shall fail or refuse to exercise the Warrant or any portion then outstanding, then this Warrant or any outstanding portion thereof shall terminate upon the lapse of ten (10) calendar days following such failure or refusal to exercise the Warrant and/or any portions thereof remaining outstanding and unexpired as of the effective date of the reorganization, merger, sale or transfer.

3.  No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription under this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise as determined in good faith by the Company's Board of Directors.

4.  No Stockholder Rights. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company prior to its exercise, including but not limited to the entitlement to vote or receive dividends, to receive notice of meetings, or otherwise to be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on exercise hereof for any purpose

5.  Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. If at any relevant time the number of authorized but unissued shares of Common Stock is insufficient to allow for full exercise of this Warrant, the Company will use its reasonable efforts to forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

6.  Exercise of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company at any time from the date of issuance and before the expiration date (set forth above). Subject to the foregoing, this Warrant may be exercised by the Holder or its registered assigns, in whole or in part and in minimum units of 100,000 shares, by the surrender of this Warrant at the principal office of the Company, together with the attached form of subscription duly executed, accompanied by payment in full of the amount of the Warrant Price in the form described in this Warrant. Upon partial exercise of this Warrant, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the shares, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above

7.  Certificate of Adjustment. Whenever the Warrant Price is adjusted as provided in Section 2, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the relevant Warrant Price or number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

8.  Compliance With Securities Act. The Holder, by acceptance of this Warrant, agrees that this Warrant and the Shares (or shares of any security into which such Common Stock may be converted) are being acquired for investment and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Shares (or shares of any security into which such Common Stock may be converted) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing its investment purpose and acceptance of the restrictions on transfer of the Shares.

9.  Registration Rights. The Shares issuable upon exercise of this Warrant are the subject of registration rights under that certain Registration Rights Agreement between the Company and IMAGIN, dated as of May 21, 2004.

10.  Subdivision of Warrant. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant and upon surrender of this Warrant for such purpose to the Company, the Company at its expense (except for any transfer tax payable) will issue in exchange therefor warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of such Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act.

11.  Loss, Theft, Destruction, or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, in the case of mutilation, and upon surrender and cancellation of this Warrant the Company will make and deliver a new Warrant of like tenor and dates as of such cancellation, in lieu of this Warrant.

12.  Miscellaneous. This Warrant shall be governed by the laws of the State of Texas. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part of this Warrant. Neither this Warrant nor any term included may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be by telecopy or expedited courier service to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

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13.  Exercise Period. The Exercise Period shall mean the period commencing on the date hereof and ending on May 21, 2009.

ISSUED this 15th day of May, 2005.
POSITRON CORPORATION By: _________________________ Gary H. Brooks, President